Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Silver Bull Resources, Inc. (the “Company”) does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarterly period ended April 30, 2022 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 9, 2022	By:	/s/ Timothy Barry
Timothy Barry, Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code).  It shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78r) or otherwise subject to the liability of that section.  It shall also not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.